March 1, 1996



Arvida/JMB Partners
Arvida/JMB Partners, L.P.
Southeast Florida Holdings, Inc.
Center Office Partners
Center Retail Partners
Center Hotel Limited Partnership
Weston Hills Country Club Limited Partnership
7900 West Glades Road
Suite 200
Boca Raton, FL  33429

     Re:  Revolving Credit Loans; I/P Loans; Coto de Caza

Gentlemen:

     Reference is made to that certain Second Amended and Restated Revolving Credit and Security Agreement dated as of November 30, 1994 among ARVIDA/JMB PARTNERS, L.P., a Delaware limited partnership ("Arvida LP"), ARVIDA/JMB PARTNERS, a Florida general partnership ("Arvida GP"), SOUTHEAST FLORIDA HOLDINGS, INC., an Illinois corporation ("Southeast"), CENTER OFFICE PARTNERS, a Florida general partnership ("Office Partners"), CENTER RETAIL PARTNERS, a Florida general partnership ("Retail Partners"), CENTER HOTEL LIMITED PARTNERSHIP, a Delaware limited partnership ("Hotel Partnership") and WESTON HILLS COUNTRY CLUB LIMITED PARTNERSHIP, a Delaware limited partnership ("Weston Partnership"; Weston Partnership, Arvida LP, Arvida GP, Southeast, Office Partners, Retail Partners and Hotel Partnership being hereinafter collectively referred to as the "Borrowers"), CHEMICAL BANK and NATIONSBANK OF FLORIDA, N.A. (collectively, "Lenders") and CHEMICAL BANK, AS AGENT ("Agent"), as amended by letter agreement dated May 24, 1995, letter agreement dated December 21, 1995, letter agreement dated January 17, 1996 and letter agreement dated February 14, 1996 (as so amended, the "Credit Agreement"). Unless otherwise defined herein, all capitalized terms shall have the same meaning as in the Credit Agreement.

     By various communications, Borrowers have requested that Lenders extend both the Revolving Credit Loan Maturity Date and the I/P Loan Maturity Date and waive certain provisions of the Credit Agreement in order to permit the Partnership to sell its interest in the Coto de Caza Joint Venture.

     Based on the foregoing, the Lenders and Borrowers agree as follows:

     1. The definition of "Revolving Credit Loan Maturity Date" contained in Article I of the Credit Agreement is hereby amended to read as follows:

          "Revolving Credit Loan Maturity Date" shall mean March
31, 1996; provided, however, that if the Banks agree to extend their Revolving Credit Loan Commitments, the Revolving Credit Loan Maturity Date shall mean the date to which the Revolving Credit Loan Commitments have been extended.

     2. The definition of "I/P Loan Maturity Date" contained in Article I of the Credit Agreement is hereby amended to read as follows:

          "I/P Loan Maturity Date" shall mean March 31, 1996.

     3. The first sentence of the third paragraph of each of the Chemical I/P Note and the NationsBank I/P Note is hereby amended to read as follows:

          The principal amount of the indebtedness evidenced hereby shall be payable in the amounts and on the dates specified in the Credit Agreement, and, if not sooner paid, all principal, interest and other amounts due hereunder shall be due and payable on the I/P Loan Maturity Date.

     4. The term "I/P Notes" as used in the Credit Agreement and all other Loan Documents shall hereinafter be deemed to refer to the Chemical I/P Note and the NationsBank I/P Note, as amended hereby, together with all further amendments, modifications and supplements thereto.

     5. The definition of "Net Cash Proceeds" contained in Article I of the Credit Agreement is hereby amended to read as follows:

          "Net Cash Proceeds" shall mean cash payments received by the Borrowers, any of their Subsidiaries or Cullasaja Joint Venture from any Sale of any real estate asset, or from any Sale of any interest in a Joint Venture, in each case net of the amount of (i) brokers' commissions, title insurance and other customary costs of sale payable in connection with such Sale, (ii) all transfer taxes payable as a consequence of such Sale, and
(iii) reasonable legal fees attributable to such Sale; provided, however, that in the case of any such broker's commission paid to an Affiliate of the Borrowers, such commission shall be no less favorable to the Borrowers than the Borrowers could reasonably obtain on an arm's-length basis in a transaction with an unrelated third party.

     6. Lenders hereby consent to the sale (the "Coto Sale") by the Partnership of its interest in the Coto de Caza Joint Venture and in any promissory note made by the Coto de Caza Joint Venture in favor of the Partnership (collectively, the "Coto Interest") notwithstanding any contrary provisions of Section 6.11 of the Credit Agreement if the following conditions are timely satisfied:

          (a)  the Coto Sale results in Net Cash Proceeds to the
Partnership which are equal to or greater than $10,000,000;

          (b) Agent receives, by wire transfer of immediately available funds pursuant to the wire transfer instructions attached hereto as Exhibit "A", not later than the first business day following the date of the closing of the Coto Sale, an amount equal to one hundred percent (100%) of the Net Cash Proceeds from the Coto Sale (the "Coto Funds"). The Coto Funds shall be deposited and held in a cash collateral account maintained at Chemical Bank (the "Coto Account") and will remain subject to the valid, properly perfected first and senior lien and security interest in favor of the Agent on the terms and conditions set forth in that certain Collateral Assignment of Partnership Interest dated as of October 7, 1992 by Arvida LP in favor of the Agent, as heretofore amended; and

          (c) on the closing date of the Coto Sale, no Event of Default or Default under the Credit Agreement has occurred and is continuing.

Lender shall release the Coto Interest from the lien of the Collateral Documents pursuant to a Partial Release of Collateral Assignment of Partnership Interest and Financing Statements ("Partial Release") in the form attached hereto as Exhibit "B", which Partial Release shall be effective upon satisfaction of the conditions specified in that certain escrow letter to First American Title Insurance Company in the form attached hereto as Exhibit "C".

     7. The Borrowers hereby irrevocably release the Lenders and their respective officers, directors, present and former employees and agents from any and all claims or liabilities of any kind and nature whatsoever relating to (i) the Credit Agreement, (ii) any prior restructurings or attempted restructurings of the Borrowers' debt or (iii) the transactions contemplated by this letter and arising prior to the date of this letter agreement.

     8. The Borrowers acknowledge and understand that this letter agreement relates only to the specific amendments, waivers, releases and consents described herein and not to any other requests for waiver of, consent to deviation from, or extension of, the terms of the Credit Agreement. Except as expressly modified and amended herein, all of the terms, covenants, promises, warranties, representations and conditions of the Credit Agreement and the other loan documents shall remain in full force and effect. Borrowers acknowledge that the provisions of Section 9.5 of the Credit Agreement apply to any out-of-pocket expenses, legal fees and other expenses incurred by Lenders in connection with this letter agreement, including without limitation, any litigation in connection therewith. Lenders reserve all rights and remedies available to them for the full protection and enforcement of their rights under the Credit Agreement and the other loan documents and under applicable law. Furthermore, nothing contained herein or therein shall constitute an agreement by Lenders to continue discussion with Borrowers under any circumstances, to extend any Loan or Loan Commitment made under the terms of the Credit Agreement, or to forbear from exercising any of their rights or remedies under the Credit Agreement, any other loan document or under applicable law. This letter agreement is entered into by the parties hereto solely for the purpose of extending and modifying the Credit Agreement and certain of the other Loan Documents, and is not intended by the parties, nor shall it be construed, as a novation or cancellation of the existing obligations of the Borrowers.



     Please countersign below to indicate your agreement with the foregoing.

                                   Sincerely,

                                   CHEMICAL BANK, individually and
as Agent

                                   By:
                                        Name:
                                        Title:

                                   NATIONSBANK OF FLORIDA, N.A.

                                   By:
                                        Name:
                                        Title:

Accepted and Agreed this ___ day of
March, 1996.

                                   ARVIDA/JMB PARTNERS, L.P.

                                   By:  ARVIDA/JMB MANAGERS,
                                          INC., as General Partner

                                        By:
                                             Title:

                                   ARVIDA/JMB PARTNERS

                                   By:  ARVIDA/JMB MANAGERS,
                                        INC., as General Partner

                                        By:
                                        Title:

                                   SOUTHEAST FLORIDA HOLDINGS,
                                      INC.

                                   By:
                                        Title:


                                   CENTER OFFICE PARTNERS

                                   By:  ARVIDA/JMB PARTNERS, L.P.,
                                      as General Partner

                                   By:  ARVIDA/JMB MANAGERS, INC.,
                                        as General Partner

                                        By:
                                             Title:


                                   CENTER RETAIL PARTNERS

                                   By:  ARVIDA/JMB PARTNERS, L.P.,
                                      as General Partner

                                   By:  ARVIDA/JMB MANAGERS,
                                           INC., as General Partner

                                        By:
                                             Title:


                                   CENTER HOTEL LIMITED
                                      PARTNERSHIP

                                   By:  JMB/PCH CORPORATION,
                                      as General Partner

                                   By:
                                        Title:

                                   WESTON HILLS COUNTRY CLUB
                                      LIMITED PARTNERSHIP

                                   By:  WHCC, INC., as General
                                      Partner

                                   By:
                                        Title:


                          EXHIBIT "A"


         Wire Transfer Instructions for Chemical Bank